Press Release
FOR IMMEDIATE RELEASE

Contact: Howard Nolan, SEVP
Chief Operating Officer
(631) 537-1001, ext. 7255

BRIDGE BANCORP, INC. ANNOUNCES FOURTH QUARTER 2007 DIVIDEND

(Bridgehampton, NY – December 18, 2007) Bridge Bancorp, Inc. (the “Company”) (NASDAQ®/OTCBB:BDGE), the holding company for The Bridgehampton National Bank (“BNB”), announced the declaration of a quarterly dividend of $0.23 per share.  The dividend will be payable on January 14, 2008 to shareholders of record as of December 31, 2007.  The Company continues its trend of uninterrupted dividends.

Founded in 1910, The Bridgehampton National Bank operates retail branches in Bridgehampton, Cutchogue, East Hampton, Greenport, Hampton Bays, Mattituck, Montauk, Peconic Landing in Greenport, Sag Harbor, Southampton, Southampton Village, Southold and Westhampton Beach.  The Bank’s newest branch opened on September 26th in the Little Bay Shopping Plaza in Wading River.

The Bridgehampton National Bank maintains a policy of community involvement on eastern Long Island through its support of programs and initiatives that enhance local businesses, the environment, education, healthcare, social services and the arts.

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